UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 01, 2009

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.03. Bankruptcy or Receivership

On April 29, 2009 (the “Commencement Date”), U.S. Shipping Partners L.P. (“USSP”), all of its subsidiaries (the “Subsidiaries”), US Shipping General Partner LLC, the general partner of USSP (“USSGP”), and USS Vessel Management LLC, a wholly-owned subsidiary of USSGP (together with USSP, the Subsidiaries and USSGP, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”)(Case No. 09-12711 (RDD) (Jointly Administered)). The bankruptcy filing was made with a “pre-arranged” restructuring plan with the support of a substantial majority of the Debtors’ secured lenders and noteholders. Since the Commencement Date the Debtors have continued to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On October 1, 2009, the Bankruptcy Court confirmed the Debtors’ Third Amended Joint Plan of Reorganization (the “Plan”), and the Confirmation Order was entered by the Bankruptcy Court on October 2, 2009. Under the Plan:

•	The lenders under USSP’s Third Amended and Restated Credit Agreement, dated as of August 7, 2006, as amended (the “Senior Lenders”), will receive:

(i)

senior secured term notes issued by reorganized USSP (“Reorganized USSP”) in an aggregate principal amount equal to $240 million and guaranteed by the other reorganized debtors. The senior secured term notes will:

		(A)	be secured by a first priority lien on substantially all of the assets of the reorganized debtors;

(B)

require quarterly mandatory prepayment from excess cash flow (as defined in the Plan) once the reorganized debtors have achieved a $25 million cash balance in the first year following the Debtors emergence from bankruptcy and a $20 million (subject to adjustment under certain circumstances) cash balance thereafter;

		(C)	amortize at the annual rate of 1% of the aggregate amount of the new senior secured term notes beginning one year following the Debtors emergence from bankruptcy;

		(D)	have a final maturity date of August 7, 2013;

		(E)	bear interest at a rate of LIBOR plus 7.20%, subject to a 2% LIBOR floor; and

(F)

be subject to certain customary covenants, including without limitation an interest coverage test (EBITDA/net interest) of at least 1.5x to 1 and a debt to EBITDA coverage ratio of not more than 7.5x to 1.

(ii)	junior secured term notes issued by Reorganized USSP in an aggregate principal amount equal to $60 million and guaranteed by the other reorganized debtors. The junior secured term notes will:

	(A)	be secured by a second priority lien on substantially all of the assets of the reorganized debtors;

(B)

require, after the senior secured term notes are repaid in full, quarterly mandatory prepayment from excess cash flow (as defined in the Plan) once the reorganized debtors have achieved a $25 million cash balance in the first year following the Debtors emergence from bankruptcy and a $20 million (subject to adjustment under certain circumstances) cash balance thereafter;

	(C)	amortize, after the senior secured term notes are repaid in full, at the annual rate of 1% of the aggregate amount of the junior secured term notes;

	(D)	have a final maturity date of August 7, 2013;

	(E)	bear interest at a rate of LIBOR plus 0.50%, subject to a 2% LIBOR floor; and

(F)

be subject to certain customary covenants, including without limitation an interest coverage test (EBITDA/net interest) of at least 1.5x to 1 and a debt to EBITDA coverage ratio of not more than 7.5x to 1.

(iii)

fifty percent (50%) of Reorganized USSP’s common stock (“Common Stock”) on a fully diluted basis before giving effect to the Common Stock to be issued pursuant to a management equity plan described below, provided that Senior Secured Lenders that are not U.S. Citizens for U.S. Coastwise Trade Law purposes will receive a combination of Common Stock and warrants to purchase Common Stock (“Warrants”); and

(iv)

contingent payment rights entitling the holders thereof to payments aggregating approximately $55.5 million (plus a fee of four percent (4%) per year (non-compounded) on the undistributed portion thereof) following payment in full of the senior secured term notes and junior secured term notes, which payments must be made before any dividends or distributions (including distributions upon liquidation or sale of the Reorganized USSP) can be made on the Common Stock.

•

The holders of USSP’s 13% Senior Secured Notes due 2014 (the “Second Lien Notes”) will receive fifty percent (50%) of the Common Stock of Reorganized USSP, before giving effect to the Common Stock to be issued pursuant to a management equity plan described below, provided that holders of the Second Lien Notes that are not U.S. Citizens for U.S. Coastwise Trade Law purposes will receive a combination of Common Stock and Warrants. The Second Lien Notes will be cancelled.

•

In no event will persons who are not U.S. Citizens for U.S. Coastwise Trade Law be issued Common Stock of Reorganized USSP representing in aggregate more than 23% of the Common Stock to be outstanding on the date the Debtors emerge from bankruptcy.

•

Reorganized USSP will adopt a management equity plan providing for the issuance to management of 10% (on a fully-diluted basis) of the Common Stock of Reorganized USSP. Fifty percent (50%) of such equity to be available under the plan will be issued to management at the time the Debtors emerge from bankruptcy, with 25% vesting immediately and an additional 25% vesting on the first, second and third anniversaries of the Debtors emergence from bankruptcy. The remaining fifty percent (50%) available under the management equity plan will be issuable from time to time as determined by the board of directors of Reorganized USSP.

•

The warrants to be issued to the persons who are not U.S. Citizens for U.S. Coastwise Trade Law purposes will have an exercise price of $0.001 per share, will expire December 31, 2029 and may only be exercised by persons who are U.S. Citizens for U.S. Coastwise Trade Law purposes.

•	The existing and outstanding common units, subordinated units and general partnership interests of USSP will be cancelled without the payment of any amount to the holders thereof.

•

Customary releases will be provided to the Debtors, their current and former officers and directors, the Senior Secured Lenders, the holders of the Second Lien Notes, the various agents and trustees under the debt agreements and the respective officers, directors, employees, agents, advisors and professionals of each of the foregoing, subject to specified exceptions.

Upon emergence from Chapter 11, which is expected to occur in October 2009, Reorganized USSP will have an aggregate of approximately 8.67 million shares of Common Stock outstanding or reserved for issuance; the exact number of shares outstanding will depend on whether the Senior Secured Lenders and the holders of Senior Notes are U.S. Citizens for U.S. Coastwise Trade Law purposes, in which case they will receive shares of Common Stock, or are not U.S. Citizens for U.S. Coastwise Trade Law purposes, in which case they will receive a combination of shares of Common Stock and Warrants.

At August 31, 2009, the Debtors had total assets of approximately $424.7 million and total liabilities of approximately $512.6  million, of which approximately $493.8 million are liabilities subject to compromise.

SECTION 8 – OTHER EVENTS.

Item 8.01. Other Events

On October 01, 2009 the Partnership issued a press release announcing today that the Bankruptcy Court for the Southern District of New York has confirmed the Company’s Plan of Reorganization. The confirmation order is the last step in the Company’s pre-arranged Chapter 11 restructuring. U.S. Shipping Partners will emerge from Chapter 11 when the plan becomes effective, which is expected to occur in approximately 10-20 days.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

2.1	Third Amended Joint Plan Of Reorganization Of U.S. Shipping Partners L.P. And Its Affiliated Debtors And Debtors In Possession Under Chapter 11 Of The Bankruptcy Code
99.1	Press Release dated October 01, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

	By:	U.S. Shipping General Partner LLC, its general partner

	By:	/s/ Ronald L. O’Kelley

Name: Ronald L. O’Kelley
Title: Chief Executive Officer
(principal executive officer)

Date: October 05, 2009